Exhibit 99.1

NEWS RELEASE

Halcón Resources Announces First Quarter 2017 Results

HOUSTON, TEXAS — May 3, 2017 — Halcón Resources Corporation (NYSE:HK) (“Halcón” or the “Company”) today announced its first quarter 2017 results.

Production for the three months averaged 38,478 barrels of oil equivalent per day (Boe/d).  Production was comprised of 76% oil, 12% natural gas liquids (NGLs) and 12% natural gas for the quarter.  Halcón’s first quarter production includes the impact of its previously announced El Halcón East Texas asset sale which closed on March 9, 2017, as well as its acquisition of Delaware Basin assets in Pecos County, Texas which closed on February 28, 2017.  First quarter production came in well above the Company’s guidance range of 36,000 to 37,000 Boe/d and was only down slightly versus Halcón’s fourth quarter 2016 production of 38,620 Boe/d despite the sale of the El Halcón assets.  This outperformance was primarily driven by better than expected production on the recently acquired Pecos County assets as well as higher than forecasted production from wells completed in the fourth quarter of 2016 in the Williston Basin.

Halcón generated total revenues of $135.6 million for the first quarter of 2017.  The Company reported net income available to common stockholders of $188.6 million for the first quarter.  Halcón also reported net income per basic and diluted share of $2.07 and $1.69, respectively for the first quarter of 2017.  After adjusting for selected items (see Selected Item Review and Reconciliation table for additional information), the Company generated net income of $6.9 million, or $0.06 per diluted share for the first quarter of 2017.  Adjusted EBITDA (see EBITDA Reconciliation table for additional information) totaled $73.3 million for the first quarter of 2017.

Excluding the impact of hedges, Halcón realized 90% of the average NYMEX oil price, 27% of the average NYMEX oil price for NGLs and 77% of the average NYMEX natural gas price during the first quarter of 2017.  Realized hedge proceeds totaled approximately $2.2 million for the first quarter of 2017.

Total operating costs per unit, after adjusting for selected items (see Selected Operating Data table for additional information), were $18.70 per Boe during the three months ended March 31, 2017, compared to $16.66 per Boe for the same period in 2016.  This increase in per unit total operating costs was primarily driven by higher production taxes in 2017 given a higher commodity price environment and higher workover expense driven by more activity in the Williston Basin and declining year over year production.  Halcón’s general and administrative (“G&A”) expense was $6.02 per Boe in the first quarter while its G&A expense, as adjusted (see Selected Operating Data table for additional information), was $3.44 per Boe during the first quarter of 2017 representing a 24% decrease versus the first quarter of 2016, despite a year over year decline in production.  This reduction in G&A expense, as adjusted, is reflective of the corporate cost reduction measures taken by the Company over the last year to improve the profitability of its business.

Liquidity and Capital Spending

As of March 31, 2017, Halcón’s liquidity pro forma for its recent borrowing base redetermination was approximately $706 million, which consisted of cash on hand plus undrawn capacity on the Company’s senior secured revolving credit facility.  Halcón recently received commitments from its senior secured lenders for a $650 million borrowing base, representing an increase of $50 million versus its previous borrowing base.

During the first quarter of 2017, Halcón incurred capital costs of approximately $39 million on drilling and completions and $2 million on infrastructure, seismic and other costs.  Halcón also incurred $722 million on leasing and acquisitions, comprised primarily of its Pecos County acquisition in the Delaware Basin.

2017 Guidance Update

The Company increased both its second quarter and full year 2017 production guidance by 1,000 Boe/d.  Halcón is now projecting second quarter production to be between 33,000 and 35,000 Boe/d and its full year 2017 production to be 38,000 to 40,000 Boe/d.  Halcón increased its infrastructure, seismic and other capex guidance for 2017 to be $30 million to account for an acquisition of surface acreage and more infrastructure spending in Ward County.  Halcón revised its 2017 production mix to be 78% oil, 11% gas and 11% NGL.  Finally, production tax guidance was reduced to $3.00 to $5.00 Boe/d for 2017.

Hedging Update

As of May 3, 2017, Halcón had 20,645 barrels per day of oil hedged for the last nine months of 2017 at an average price of $54.89 per barrel.  For 2018, the Company had 5,000 barrels per day of oil hedged at an average price of $54.73 per barrel.  Halcón currently has 18,900 Mmbtu/day of gas hedged for the last nine months of 2017 at an average price of $3.34/Mmbtu.  The Company also has 5,000 Mmbtu/day of gas hedged in 2018 at an average price of $3.19/Mmbtu.

2

Operations Update

Delaware Basin

Halcón’s Pecos County assets consist of 21,495 net acres and current production of ~3,200 Boe/d.  Production from this asset has increased 45% since closing the acquisition in late February when the assets were producing ~2,200 Boe/d.  The Company was able to significantly improve the productivity of this asset by optimizing production through putting wells on ESPs, reducing midstream constraints and other initiatives.  Production averaged 923 Boe/d during the first quarter of 2017 in the Delaware Basin (reflecting production for the one month period Halcón owned this asset during the quarter).

The Company began drilling its first two operated wells on the northern portion of its Pecos County assets (Balbo Adriana West 1H and the Berkley State East 2H) in mid-March.  These wells are both Wolfcamp B wells with 10,000 foot laterals and are scheduled to be frac’d in June 2017.  Halcón plans to run two rigs on its Pecos County acreage for the remainder of 2017 and will begin continuous frac operations with a committed frac fleet beginning in June 2017.  The Company expects to spud 16 gross operated wells in Pecos County in 2017 with 10 being put online before year end. 15 of the 16 wells are scheduled to be 10,000 foot laterals and include 8 Wolfcamp B wells, 7 Wolfcamp A wells and 1 Bone Spring well.  The expected average working interest in these 2017 operated wells is 70%.

Halcón also has an option agreement which allows it to purchase up to 15,040 net acres located primarily in Ward County, Texas for a cost of $11,000 per acre.  The Company recently completed its first Wolfcamp A horizontal well on the southern tract of this acreage and the well is currently flowing back after completion.  This well was a ~5,500 foot lateral completed with 35 frac stages.  Halcón is also planning to drill a vertical pilot well followed by a horizontal well on the northern tract of the acreage in the third quarter of 2017.  Given successful drilling results on and offsetting the Company’s Ward County acreage, it plans to exercise the option on the southern tract of the acreage (6,720 net acres) in June 2017 at a cost of $73.9 million.

Williston Basin

Halcón currently has working interests in approximately 119,300 net acres prospective for the Bakken and Three Forks formations in the Williston Basin, substantially all of which is held by production (HBP).

The Company operated one rig in the Williston Basin during the first quarter of 2017.  Halcón spud 8 wells during the three months ended March 31, 2017.  Halcón did not put any wells online during the quarter as it delayed completion activity until April to avoid the additional completion costs associated with extreme winter weather conditions in North Dakota. Production averaged 31,629 Boe/d during the first quarter of 2017 in the Williston Basin.

3

Halcón recently added a second operated rig in the Williston Basin and now is running two rigs on its Fort Berthold Indian Reservation (“FBIR”) acreage and plans to do so for the remainder of 2017.  The Company is also planning to complete a number of its 2017 wells in FBIR utilizing fracs with ~1,000 lbs/ft. of proppant vs. its typical proppant loading level of ~500 lbs/ft.  The Company’s average estimated D&C costs for its 2017 drilling plans are $6.7 million in FBIR (inclusive of the additional cost associated with wells completed with higher proppant intensity).

The Company plans to operate an average of 1.75 rigs and spud 35 to 45 gross operated wells in the Williston Basin in 2017 with an average working interest of approximately 77%. Halcón expects to put 25 to 30 gross wells online in 2017 with an average working interest of approximately 71%. Halcón also expects to participate in 100 to 120 gross non-operated wells in 2017 with an average working interest of approximately 1.5%.

The Company is currently the operator of 225 producing Bakken wells and 75 Three Forks wells. Halcón currently has 6 Bakken wells and 4 Three Forks wells being completed or waiting on completion on its operated acreage.

Conference Call and Webcast Information

Halcón Resources Corporation (NYSE:HK) has scheduled a conference call for Thursday, May 4, 2017, at 11:00 a.m. EDT (10:00 a.m. CDT). To participate in the conference call, dial (877) 810-3368 for domestic callers, and (914) 495-8561 for international callers a few minutes before the call begins and reference Halcón Resources conference ID 6893810.  The conference call will also be webcast live over the Internet on Halcón Resources’ website at http://www.halconresources.com in the Investor Relations section under Events & Presentations.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends.  To access the replay, dial (855) 859-2056 for domestic callers or (404) 537-3406 for international callers, in both cases referencing conference ID 6893810.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

For more information contact Quentin Hicks, Senior Vice President of Finance & Investor Relations, at 832-538-0557 or qhicks@halconresources.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

4

amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved.  Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (SEC), copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

5

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Successor	Predecessor
	Three Months	Three Months
	Ended	Ended
	March 31, 2017	March 31, 2016
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$122,521	$74,967
Natural gas	6,219	3,742
Natural gas liquids	6,025	1,937
Total oil, natural gas and natural gas liquids sales	134,765	80,646
Other	833	703
Total operating revenues	135,598	81,349

Operating expenses:
Production:
Lease operating	20,644	20,578
Workover and other	11,441	7,791
Taxes other than income	11,576	7,258
Gathering and other	11,942	11,384
Restructuring	755	4,884
General and administrative	20,849	41,616
Depletion, depreciation and accretion	32,886	55,266
Full cost ceiling impairment	—	496,900
(Gain) loss on sale of oil and natural gas properties	(231,190)	—
Other operating property and equipment impairment	—	28,056
Total operating expenses	(121,097)	673,733
Income (loss) from operations	256,695	(592,384)
Other income (expenses):
Net gain (loss) on derivative contracts	26,398	18,742
Interest expense and other, net	(24,843)	(47,791)
Gain (loss) on extinguishment of debt	(56,898)	81,434
Total other income (expenses)	(55,343)	52,385
Income (loss) before income taxes	201,352	(539,999)
Income tax benefit (provision)	(12,000)	—
Net income (loss)	189,352	(539,999)
Non-cash preferred dividend	(801)	—
Series A preferred dividends	—	(3,198)
Preferred dividends and accretion on redeemable noncontrolling interest	—	(23,665)
Net income (loss) available to common stockholders	$188,551	$(566,862)

Net income (loss) per share of common stock:
Basic	$2.07	$(4.72)
Diluted	$1.69	$(4.72)
Weighted average common shares outstanding:
Basic	91,274	120,011
Diluted	112,084	120,011

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	Successor
	March 31, 2017	December 31, 2016
Current assets:
Cash	$62,157	$24
Accounts receivable	122,910	147,762
Receivables from derivative contracts	11,757	5,923
Prepaids and other	6,112	6,940
Total current assets	202,936	160,649
Oil and natural gas properties (full cost method):
Evaluated	1,226,499	1,269,034
Unevaluated	843,746	316,439
Gross oil and natural gas properties	2,070,245	1,585,473
Less - accumulated depletion	(497,250)	(465,849)
Net oil and natural gas properties	1,572,995	1,119,624
Other operating property and equipment:
Gas gathering and other operating assets	54,826	38,617
Less - accumulated depreciation	(1,883)	(1,107)
Net other operating property and equipment	52,943	37,510
Other noncurrent assets:
Receivables from derivative contracts	3,205	—
Funds in escrow and other	2,132	1,887
Total assets	$1,834,211	$1,319,670

Current liabilities:
Accounts payable and accrued liabilities	$160,594	$186,184
Liabilities from derivative contracts	1,578	16,434
Other	4,759	4,935
Total current liabilities	166,931	207,553
Long-term debt, net	940,572	964,653
Other noncurrent liabilities:
Liabilities from derivative contracts	167	486
Asset retirement obligations	26,530	31,985
Other	1,223	2,305
Commitments and contingencies
Stockholders’ equity:
Successor Preferred stock: 1,000,000 shares of $0.0001 par value authorized; 5,518 and no shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	—	—
Successor Common stock: 1,000,000,000 shares of $0.0001 par value authorized; 92,947,576 and 92,991,183 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	9	9

Successor Additional paid-in capital	989,411	592,663
Retained earnings (accumulated deficit)	(290,632)	(479,984)
Total stockholders’ equity	698,788	112,688
Total liabilities and stockholders’ equity	$1,834,211	$1,319,670

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Successor	Predecessor
	Three Months	Three Months
	Ended	Ended
	March 31, 2017	March 31, 2016
Cash flows from operating activities:
Net income (loss)	$189,352	$(539,999)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depletion, depreciation and accretion	32,886	55,266
Full cost ceiling impairment	—	496,900
(Gain) loss on sale of oil and natural gas properties	(231,190)	—
Other operating property and equipment impairment	—	28,056
Share-based compensation, net	8,347	2,145
Unrealized loss (gain) on derivative contracts	(24,214)	88,978
Amortization and write-off of deferred loan costs	185	1,746
Non-cash interest and amortization of discount and premium	1,644	551
Loss (gain) on extinguishment of debt	56,898	(81,434)
Accrued settlements on derivative contracts	(1,265)	(32,882)
Other income (expense)	(883)	1,925
Cash flow from operations before changes in working capital	31,760	21,252
Changes in working capital	13,800	13,122
Net cash provided by (used in) operating activities	45,560	34,374

Cash flows from investing activities:
Oil and natural gas capital expenditures	(43,803)	(116,920)
Proceeds received from sale of oil and natural gas properties	477,306	(422)
Acquisition of oil and natural gas properties	(707,304)	161
Acquisition of other operating property and equipment	(25,538)	—
Other operating property and equipment capital expenditures	(502)	(646)
Proceeds received from sale of other operating property and equipment	10,286	61
Funds held in escrow and other	—	10
Net cash provided by (used in) investing activities	(289,555)	(117,756)

Cash flows from financing activities:
Proceeds from borrowings	1,029,000	286,000
Repayments of borrowings	(1,065,000)	(200,648)
Premium paid to repurchase the 2020 Second Lien Notes	(30,917)	—
Debt issuance costs	(15,508)	(1,185)
Preferred stock issued	400,055	—
Offering costs and other	(11,502)	(208)
Net cash provided by (used in) financing activities	306,128	83,959

Net increase (decrease) in cash	62,133	577

Cash at beginning of period	24	8,026
Cash at end of period	$62,157	$8,603

HALCÓN RESOURCES CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Successor	Predecessor
	Three Months	Three Months
	Ended	Ended
	March 31, 2017	March 31, 2016

Production volumes:
Crude oil (MBbls)	2,631	2,776
Natural gas (MMcf)	2,439	2,520
Natural gas liquids (MBbls)	425	401
Total (MBoe)	3,463	3,597
Average daily production (Boe/d)	38,478	39,527

Average prices:
Crude oil (per Bbl)	$46.57	$27.01
Natural gas (per Mcf)	2.55	1.48
Natural gas liquids (per Bbl)	14.18	4.83
Total per Boe	38.92	22.42

Cash effect of derivative contracts:
Crude oil (per Bbl)	$0.79	$38.68
Natural gas (per Mcf)	0.05	0.14
Natural gas liquids (per Bbl)	—	—
Total per Boe	0.63	29.95

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$47.36	$65.69
Natural gas (per Mcf)	2.60	1.62
Natural gas liquids (per Bbl)	14.18	4.83
Total per Boe	39.55	52.37

Average cost per Boe:
Production:
Lease operating	$5.96	$5.72
Workover and other	3.30	2.17
Taxes other than income	3.34	2.02
Gathering and other, as adjusted (1)	2.66	2.23
Restructuring	0.22	1.36
General and administrative, as adjusted (1)	3.44	4.52

(1) Represents gathering and other and general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$6.02	$11.57
Share-based compensation:
Non-cash	(2.41)	(0.60)
Transaction costs, key employee retention agreements and other:
Cash	(0.17)	(6.45)
General and administrative, as adjusted(2)	$3.44	$4.52

Gathering and other, as reported	$3.45	$3.16
Rig termination / stacking charges	(0.79)	(0.93)
Gathering and other, as adjusted(3)	$2.66	$2.23

Total operating costs, as reported	$22.07	$24.64
Total adjusting items	(3.37)	(7.98)
Total operating costs, as adjusted(4)	$18.70	$16.66

(2) General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash share-based compensation charges relating to equity awards under our incentive stock plans, as well as cash charges associated with transactions, key employee retention agreements and other costs incurred in connection with our restructuring. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.

(3) Gathering and other, as adjusted, is a non-GAAP measure that excludes rig termination and stacking charges incurred as a result of reductions in our drilling activities due to a dramatic decline in oil and natural gas prices beginning in 2014. The Company believes that it is useful to understand the effects that these charges have on gathering and other expense and total operating costs and that exclusion of such charges is useful for comparison to prior periods.

(4) Represents lease operating, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in reconciliation above.

HALCÓN RESOURCES CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Successor	Predecessor
	Three Months	Three Months
	Ended	Ended
	March 31, 2017	March 31, 2016
As Reported:
Net income (loss) available to common stockholders, as reported	$188,551	$(566,862)
Non-cash preferred dividend	801	—
Series A preferred dividends	—	3,198
Preferred dividends and accretion on redeemable noncontrolling interest	—	23,665
Net income (loss), as reported	189,352	(539,999)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$(23,560)	$88,841
Natural gas	(654)	137
Total mark-to-market non-cash charge	(24,214)	88,978
Full cost ceiling impairment	—	496,900
(Gain) loss on sale of oil and natural gas properties	(231,190)	—
Other operating property and equipment impairment	—	28,056
Loss (gain) on extinguishment of debt	56,898	(81,434)
Deferred financing costs expensed, net (1)	—	665
Restructuring	755	4,884
Rig termination / stacking charges, key employee retention agreements, transaction costs and other	3,330	27,524
Selected items, before income taxes	(194,421)	565,573
Income tax effect of selected items (2)	12,000	—
Selected items, net of tax	(182,421)	565,573

As Adjusted:
Net income (loss) available to common stockholders, excluding selected items	$6,931	$25,574
Interest on convertible debt, net	—	4,140
Net income (loss) available to common stockholders after assumed conversions, excluding selected items (3)	$6,931	$29,714

Basic net income (loss) per common share, as reported	$2.07	$(4.72)
Impact of selected items	(1.99)	4.93
Basic net income (loss) per common share, excluding selected items (3)	$0.08	$0.21

Diluted net income (loss) per common share, as reported	$1.69	$(4.72)
Impact of selected items	(1.63)	4.93
Diluted net income (loss) per common share, excluding selected items (3)(4)	$0.06	$0.21

Net cash provided by (used in) operating activities	$45,560	$34,374
Changes in working capital	(13,800)	(13,122)
Cash flow from operations before changes in working capital	31,760	21,252
Cash components of selected items	5,271	63,455
Income tax effect of selected items (2)	12,000	—
Cash flow from operations before changes in working capital, adjusted for selected items (3)	$49,031	$84,707

(1) Represents charges related to the write-off of debt issuance costs associated with the Predecessor Credit Agreement.

(2) For the 2017 (Successor) column, this represents the tax impact from the estimated alternative minimum tax generated primarily by the gain from the sale of the El Halcón Assets. For the 2016 (Predecessor) column, this represents tax impact using an estimated tax rate of 0.0% due to the Company maintaining a full valuation allowance.

(3) Net income (loss) and earnings per share excluding selected items and cash flow from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management’s belief that they will enable a user of the financial information to understand the impact of these items on reported results.  Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flow from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.

(4) The impact of selected items for the three months ended March 31, 2017 (Successor) and 2016 (Predecessor) was calculated based upon weighted average diluted shares of 112.1 million 143.8 million, respectively, due to the net income available to common stockholders, excluding selected  items.

HALCÓN RESOURCES CORPORATION

EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
	March 31, 2017	March 31, 2016

Net income (loss), as reported	$189,352	$(539,999)
Interest expense	25,190	46,082
Depletion, depreciation and accretion	32,886	55,266
Full cost ceiling impairment	—	496,900
Other operating property and equipment impairment	—	28,056
Income tax provision (benefit)	12,000	—
Share-based compensation	8,347	2,145
Interest income	(99)	(11)
(Gain) loss on sale of other assets	68	(59)
EBITDA(1)	$267,744	$88,380
Impact of adjusting items:
Restructuring	755	4,884
Loss (gain) on extinguishment of debt	56,898	(81,434)
(Gain) loss on sale of oil and natural gas properties	(231,190)	—
Loss (gain) on mark-to-market of embedded derivative and tranche rights	—	974
Unrealized loss (gain) on derivatives contracts	(24,214)	88,978
Write-off of deferred loan costs	—	665
Rig termination / stacking charges	2,743	3,352
Transaction costs, key employee retention agreements and other	587	23,198
Adjusted EBITDA(1)	$73,323	$128,997

(1) EBITDA and Adjusted EBITDA are non-gaap measures. These financial measures are presented based on management’s belief that they will enable a user of the financial information to understand the impact of these items on reported results. Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.